UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
December 21, 2010

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        Our Paris-based subsidiary, Inter Parfums, S.A., and Burberry Limited ("Burberry") have entered into an amendment to the license agreement dated October 12, 2004 (the "License Agreement"). Such amendment extends the term of the License Agreement for one (1) year until December 31, 2017, and also extends for one (1) year the time to exercise the five-year optional term of the License Agreement that requires the mutual consent of Burberry and Inter Parfums, S.A., which must be exercised, if at all, prior to December 31, 2015. If the optional term is exercised, then the License would expire on December 31, 2022. The amendment also extends the time for Burberry to exercise its right to buy back the license for one (1) year from December 31, 2011 to December 31, 2012.

        Burberry has not exercised any buy back options to date. As previously disclosed, if Burberry were to buy back the license, then the purchase price will be the greater of the then fair market value of the unexpired term of the license or 70% of 2010 wholesale sales of Burberry products.

Item 7.01. Regulation FD Disclosure

        Our press release dated December 22, 2010, a copy of which is annexed hereto as Exhibit no. 99.1, which relates to the amendment to the License Agreement described above and related matters, is incorporated by reference herein and is filed pursuant to this Item 7.01 and Regulation FD.

Item 9.01 Financial Statements and Exhibits

        99.1 Our press release dated December 22, 2010.

Forward Looking Information

            Statements in this report which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. In some cases you can identify forward-looking statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings "Forward Looking Statements" and "Risk Factors" in Inter Parfums' annual report on Form 10-K for the fiscal year ended December 31, 2009 and the reports Inter Parfums files from time to time with the Securities and Exchange Commission. Inter Parfums does not intend to and undertakes no duty to update the information contained in this report.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: December 22, 2010

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President